                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-59463, No. 333-52319, No. 33-93084, and No.
33-86588) of Bush Boake Allen Inc. of our report dated January 29, 1999 appearing on page 38 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 18, 1999